                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:      Norman Black, Public Relations
               404-828-7593
               Teresa Finley, Investor Relations
               404-828-7359

                              UPS 4TH QUARTER SHOWS
                                10% REVENUE GAIN

      FULL-YEAR EARNINGS UP 15% AS INTERNATIONAL PROFITS EXCEED $1 BILLION

         ATLANTA, Jan. 27, 2005 - UPS (NYSE:UPS) today reported a solid revenue gain of 10.2% in its fourth quarter and earnings of $0.76 per diluted share, up 1.3% compared to the prior-year period. For the full year, revenue increased to a record $36.6 billion while net income climbed 15%.

         Consolidated revenue for the three months ended Dec. 31, 2004, rose to $9.84 billion, with strong double-digit growth reported by the international and non-package segments and a 6.6% increase by the U.S. domestic segment.

         Consolidated worldwide package volume for the fourth quarter rose 3.7% to 963 million, while consolidated average daily volume increased by 297,000 packages per day to 15.5 million. Growth was led by international export volume, up 13.5%, and U.S. Next Day Air(R), which increased 4.1%. Ground volume within the U.S. grew at 1.5%.

         "Our global small package business remains strong and 2004 was an excellent year," said Scott Davis, UPS's chief financial officer. "UPS delivered almost 3.6 billion packages in 2004 - the most in our history - although we were disappointed with our U.S. ground volume growth in the fourth quarter. As a result, we will focus several new efforts in this area in the coming months."

         Adjusted diluted earnings per share were $0.82 for the fourth quarter of 2004, up 17% over the adjusted $0.70 for the prior-year period. Adjusted results for the fourth quarter of 2004 include a $66 million benefit due to a lower than planned effective tax rate. Adjusted results for the quarter exclude several items, including a $110 million pre-tax impairment charge related to aircraft; a $63 million pre-tax charge to pension expense, and a net credit to income tax expense of $43 million. Adjusted results for the fourth quarter of 2003 exclude a pre-tax gain of $28 million on the redemption of long-term debt and a credit to income tax expense of $39 million.

         Our previous estimate of GAAP earnings for the 2004 fourth quarter of $0.84 to $0.87 per diluted share included higher net tax credits than were realized.

                                    - more -

2-2-2


         Highlights by segment for the fourth quarter included:
- International package revenue increased almost 23% to $1.9 billion on a 13.5% gain in average daily export volume. Overall, international average daily package volume rose 5.6%. Asia export volume increased 34% with export volume out of China up 125%. Excluding the aircraft impairment charge, operating profit for the segment jumped 40% to $337 million, completing a year in which the segment generated more than $1 billion in operating profit for the first time ever. Adjusted operating margin increased 220 basis points to 18.1%.
- U.S. domestic package revenue grew 6.6% during the period to $7.1 billion. Excluding the impact of the aircraft and pension charges, described above, operating profit rose 1% to $919 million and the operating margin was 13%. Average daily ground volume in the U.S. grew 1.5% for the quarter. Total Next Day Air(R) volume grew strongly at 4.1%. Ground volume shipped through The UPS Store jumped 20%. Yields remained strong, with an increase in revenue per piece of 3.2% for all U.S. domestic products.
- Revenue for the non-package segment increased 16.6% to $880 million, including an 11.6% revenue gain for the UPS Supply Chain Solutions unit. Revenue growth for the segment was on track and hit its target for the year. UPS completed its acquisition of Menlo Worldwide Forwarding last month and will add time-definite guaranteed heavy air freight to its portfolio across the globe.

         "We have a long-term strategy that uniquely positions us to capitalize on the growth of global commerce, and we're taking steps now to address our domestic growth and cost issues," Davis said. "We are accelerating efforts to sell solutions to the mid-sized customer market that combine supply chain and small package capabilities. Our senior managers in the field will be devoting more time to these mid-sized customers. And we also plan to dramatically increase the number of customers who are technologically linked to UPS through electronic shipping systems."

         For the full year ended Dec. 31, 2004, consolidated revenue increased 9.2% to a record $36.6 billion, while operating profit rose 12.2% to $5 billion. Net income for the year totaled $3.3 billion, up 15% compared to the $2.9 billion reported in 2003. Results for 2004 include the aircraft impairment and pension charges noted previously, as well as several credits to income tax expense. Results for 2003 include an investment impairment charge; gains from the sale of Aviation Technologies and Mail Technologies; a gain on the redemption of long-term debt, and several credits to income tax expense.


                                    - more -

3-3-3


         Excluding the impact of the items noted above, operating profit for the full year rose 16.1% to $5.2 billion; net income rose 19.1% to $3.3 billion, and earnings per diluted share totaled $2.90 in 2004 compared to $2.44 in 2003.

         Davis said the company is expecting a solid period of growth in 2005. The international segment should continue its exceptional performance with strong export volume growth. U.S. domestic volume should grow 2-to-3% for the year with improving operating margins. UPS Supply Chain Solutions will add more than $1 billion in revenue as a result of the acquisition of Menlo Worldwide Forwarding, which should be slightly accretive to earnings this year.

         Davis reiterated the company's expectation that total earnings per share for 2005 will grow 13-to-17% over the adjusted $2.90 reported for 2004. The CFO said UPS generated $3.5 billion in free cash flow in 2004 and will continue to generate substantial positive cash flow in 2005.

         For the first quarter, UPS is projecting diluted earnings per share in a range of $0.70 to $0.75 compared to the $0.67 reported during the prior-year period.

         "In 2004, we grew our ground business, we grew our air business, we grew our international business and we delivered more packages than ever before," Davis concluded. "We're optimistic about 2005 and confident in our ability to continue producing the type of consistent earnings growth for which we're known. Opportunities like the integration of Menlo Worldwide Forwarding, with another 400 sales personnel, and the agreement to take direct control of our international express operations in China, will help us to continue executing our global growth strategy."

         UPS is the world's largest package delivery company and a global leader in supply chain services, offering an extensive range of options for synchronizing the movement of goods, information and funds. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. UPS's stock trades on the New York Stock Exchange (UPS) and the company can be found on the Web at UPS.com.

                                      # # #

EDITOR'S NOTE: UPS CFO Scott Davis will discuss fourth quarter results with investors and analysts during a conference call later today at 10:00 a.m. EST. That conference call is open to listeners through a live Webcast. To access the call, go to www.shareholder.com/UPS and click on "Earnings Webcast."

         We supplement the reporting of our financial information determined under generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, pre-tax income, net income and earnings per share. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plan.

         We presented operating profit, net income and earnings per share excluding the impact of the items noted above as we believe these adjusted measures better enable shareowners to focus on period-over-period operating performance. We believe it is useful to present operating profit, net income and earnings per share excluding the impact of the sales of Aviation Technologies and Mail Technologies as these sales have minimal implications on future financial performance. We believe it is useful to present pre-tax income, net income and earnings per share excluding the impact of the impairment charge because the Company has significantly reduced the size of its equity portfolio investments and such investments are not a core business of the Company. We believe it is useful to present pre-tax income, net income, and earnings per share excluding the gain on redemption of debt, as this debt transaction will have no bearing upon future earnings. We believe it is useful to present net income and earnings per share excluding the impact of a lower effective state tax rate, since the factors that produced the lower rate were unique to the period. We also believe it is useful to present net income and earnings per share excluding adjustments due to tax contingencies and net operating loss carryforwards because these items were unique and are not expected to affect future tax expense. We believe it is useful to present operating profit, pre-tax income and earnings per share excluding the aircraft impairment charge and pension expense charge because these items were unique to the period and will have minimal implications upon future earnings.

         Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

         Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

                           UNITED PARCEL SERVICE, INC.
                    SELECTED FINANCIAL DATA - FOURTH QUARTER

                                                             THREE MONTHS ENDED
                                                                  DECEMBER 31,                     CHANGE
                                                           ---------------------            ---------------------
                                                            2004           2003              $                 %
                                                           ------         ------            ----              ---
(amounts in millions, except per share data)

STATEMENT OF INCOME DATA:
Revenue:
  U.S. domestic package                                    $7,096        $6,659             $437               6.6%
  International package                                     1,864         1,518              346              22.8%
  Non-package                                                 880           755              125              16.6%
                                                           ------        ------             ----
  Total revenue                                             9,840         8,932              908              10.2%


Operating expenses:
  Compensation and benefits                                 5,530         5,036              494               9.8%
  Other                                                     3,106         2,623              483              18.4%
                                                           ------        ------             ----
  Total operating expenses                                  8,636         7,659              977              12.8%


Operating profit:
  U.S. domestic package                                       765           911             (146)            -16.0%
  International package                                       318           241               77              32.0%
  Non-package                                                 121           121               --               0.0%
                                                           ------        ------             ----
  Total operating profit                                    1,204         1,273              (69)             -5.4%

Other income (expense):
  Investment income                                            25            23                2               8.7%
  Interest expense                                            (37)          (27)             (10)             37.0%
  Gain on redemption of long-term debt                         --            28              (28)           -100.0%
                                                           ------        ------             ----
  Total other income (expense)                                (12)           24              (36)           -150.0%


Income before income taxes                                  1,192         1,297             (105)             -8.1%
Income taxes                                                  326           441             (115)            -26.1%
                                                           ------        ------             ----
Net income                                                 $  866        $  856            $  10               1.2%
                                                           ======        ======            =====

Net income as a percentage of revenue                         8.8%          9.6%

Per share amounts
  Basic earnings per share                                 $ 0.77        $ 0.76           $ 0.01               1.3%
  Diluted earnings per share                               $ 0.76        $ 0.75           $ 0.01               1.3%

Weighted average shares outstanding
   Basic                                                    1,130         1,132
   Diluted                                                  1,135         1,140

AS ADJUSTED INCOME DATA:

  Operating profit:
    U.S. domestic package (1)                              $  919        $  911            $   8               0.9%
    International package (1)                                 337           241               96              39.8%
    Non-package                                               121           121               --               0.0%
                                                           ------        ------             ----
  Total operating profit (1)                                1,377         1,273              104               8.2%
  Income before income taxes (2)                            1,365         1,269               96               7.6%
  Net income (3)                                              933           799              134              16.8%
  Basic earnings per share                                   0.83          0.71             0.12              16.9%
  Diluted earnings per share                                 0.82          0.70             0.12              17.1%

(1) Fourth quarter 2004 excludes an impairment charge on Boeing 727, 747, and McDonnell Douglas DC-8 aircraft, and related engines and parts, of $110 million ($70 million after-tax), of which $91 million was related to the U.S. domestic package segment and $19 million to the International package segment. Fourth quarter 2004 U.S. domestic package operating profit excludes a $63 million ($40 million after-tax) charge to pension expense resulting from the consolidation of data collection systems.

(2) In addition to the items described in (1), fourth quarter 2003 income before income taxes excludes a pre-tax gain recognized upon the redemption of long-term debt of $28 million ($18 million after-tax).

(3) In addition to the after-tax effect of the items described in (1) and (2), fourth quarter 2004 net income excludes net credits to income tax expense of $43 million related to various items, including the resolution of certain tax matters, the removal of a portion of the valuation allowances on certain deferred tax assets on net operating loss carryforwards and an adjustment for identified tax contingency items. Additionally, fourth quarter 2003 net income excludes a $39 million credit to income tax expense related primarily to the release of deferred taxes due to a lower effective state tax rate.

Certain prior year amounts have been reclassified to conform to the current year presentation.

                           UNITED PARCEL SERVICE, INC.
                    SELECTED OPERATING DATA - FOURTH QUARTER

                                                     THREE MONTHS ENDED
                                                         DECEMBER 31,                  CHANGE
                                                    ----------------------        ------------------
                                                     2004            2003           $             %
                                                    -------        -------        -----         ----
REVENUE (IN MILLIONS):
U.S. domestic package:
   Next day air                                     $ 1,596        $ 1,416        $ 180         12.7%
   Deferred                                             932            854           78          9.1%
   Ground                                             4,568          4,389          179          4.1%
                                                    -------        -------        -----
      Total U.S. domestic package                     7,096          6,659          437          6.6%

International package:
   Domestic                                             366            315           51         16.2%
   Export                                             1,360          1,081          279         25.8%
   Cargo                                                138            122           16         13.1%
                                                    -------        -------        -----
      Total International package                     1,864          1,518          346         22.8%

Non-package:
    UPS Supply Chain Solutions                          624            559           65         11.6%
    Other                                               256            196           60         30.6%
                                                    -------        -------        -----
       Total Non-package                                880            755          125         16.6%
                                                    -------        -------        -----
Consolidated                                        $ 9,840        $ 8,932        $ 908         10.2%
                                                    =======        =======        =====

Memo: Gross revenue
     UPS Supply Chain Solutions                     $ 1,406        $ 1,161        $ 245         21.1%

Consolidated volume (in millions)                       963            929           34          3.7%

Operating weekdays                                       62             61

AVERAGE DAILY PACKAGE VOLUME (IN THOUSANDS):
U.S. domestic package:
   Next day air                                       1,271          1,221           50          4.1%
   Deferred                                           1,106          1,115           (9)        -0.8%
   Ground                                            11,683         11,505          178          1.5%
                                                    -------        -------        -----
      Total U.S. domestic package                    14,060         13,841          219          1.6%
International package:
   Domestic                                             873            866            7          0.8%
   Export                                               598            527           71         13.5%
                                                    -------        -------        -----
      Total International package                     1,471          1,393           78          5.6%
                                                    -------        -------        -----
Consolidated                                         15,531         15,234          297          1.9%
                                                    =======        =======        =====

AVERAGE REVENUE PER PIECE:
U.S. domestic package:
   Next day air                                     $ 20.25        $ 19.01        $1.24          6.5%
   Deferred                                           13.59          12.56         1.03          8.2%
   Ground                                              6.31           6.25         0.06          1.0%
      Total U.S. domestic package                      8.14           7.89         0.25          3.2%
International package:
   Domestic                                            6.76           5.96         0.80         13.4%
   Export                                             36.68          33.63         3.05          9.1%
      Total International package                     18.93          16.43         2.50         15.2%
Consolidated                                           9.16           8.67         0.49          5.7%
                                                    =======        =======        =====

Certain prior year amounts have been reclassified to conform to the current year presentation.

                           UNITED PARCEL SERVICE, INC.
                      SELECTED FINANCIAL DATA - YEAR-TO-DATE

                                                      Twelve Months Ended
                                                          December 31,                  Change
                                                    ----------------------        ------------------
                                                      2004           2003            $             %
                                                    -------        -------        ------         ---
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
  U.S. domestic package                             $26,610        $25,022        $1,588          6.3%
  International package                               6,762          5,561         1,201         21.6%
  Non-package                                         3,210          2,902           308         10.6%
                                                    -------        -------        ------
  Total revenue                                      36,582         33,485         3,097          9.2%

Operating expenses:
  Compensation and benefits                          20,916         19,328         1,588          8.2%
  Other                                              10,677          9,712           965          9.9%
                                                    -------        -------         ------
  Total operating expenses                           31,593         29,040         2,553          8.8%

Operating profit:
  U.S. domestic package                               3,345          3,272            73          2.2%
  International package                               1,121            709           412         58.1%
  Non-package                                           523            464            59         12.7%
                                                    -------        -------        ------
  Total operating profit                              4,989          4,445           544         12.2%

Other income (expense):
  Investment income (loss)                               82             18            64        355.6%
  Interest expense                                     (149)          (121)          (28)        23.1%
  Gain on redemption of long-term debt                   --             28           (28)      -100.0%
                                                    -------        -------        ------
  Total other income (expense)                          (67)           (75)            8        -10.7%

Income before income taxes                            4,922          4,370           552         12.6%

Income taxes                                          1,589          1,472           117          7.9%
                                                    -------        -------        ------
Net income                                          $ 3,333        $ 2,898        $  435         15.0%
                                                    =======        =======        ======

Net income as a percentage of revenue                   9.1%           8.7%

Per share amounts
  Basic earnings per share                          $  2.95        $  2.57        $ 0.38         14.8%
  Diluted earnings per share                        $  2.93        $  2.55        $ 0.38         14.9%

Weighted average shares outstanding
   Basic                                              1,129          1,128
   Diluted                                            1,137          1,138

As adjusted income data:
  Operating profit:
    U.S. domestic package (1)                       $ 3,499        $ 3,272        $  227          6.9%
    International package (1)                         1,140            709           431         60.8%
    Non-package (1)                                     523            464            59         12.7%
                                                    -------        -------        ------
  Total operating profit (1)                          5,162          4,445           717         16.1%
  Income before income taxes (2)                      5,095          4,400           695         15.8%
  Net income (3)                                      3,301          2,772           529         19.1%
  Basic earnings per share                             2.92           2.46          0.46         18.7%
  Diluted earnings per share                           2.90           2.44          0.46         18.9%

(1) 2004 operating profit excludes an impairment charge on Boeing 727, 747, and McDonnell Douglas DC-8 aircraft, and related engines and parts, of $110 million ($70 million after-tax), of which $91 million was related to the U.S. domestic package segment and $19 million to the International package segment. 2004 U.S. domestic package operating profit excludes a $63 million ($40 million after-tax) charge to pension expense resulting from the consolidation of data collection systems. 2003 non-package operating profit excludes a $24 million pre-tax loss ($14 million after-tax gain) from the sale of our former Mail Technologies unit and a $24 million pre-tax gain ($15 million after-tax) from the sale of our former Aviation Technologies unit.

(2) In addition to the items described in (1), 2003 income before income taxes excludes a pre-tax gain recognized upon the redemption of long-term debt of $28 million ($18 million after-tax), and an investment impairment charge of $58 million ($37 million after-tax).

(3) In addition to the after-tax effect of the items described in (1) and (2), 2004 net income excludes net credits to income tax expense of $142 million related to various items, including the resolution of certain tax matters, the removal of a portion of the valuation allowances on certain deferred tax assets on net operating loss carryforwards and an adjustment for identified tax contingency items. Additionally, 2003 net income excludes a $39 million credit to income tax expense for a lower effective state tax rate, a $55 million credit to income tax expense related to the resolution of various tax matters, and a $22 million credit to tax expense from a favorable court ruling on the tax treatment of jet engine maintenance costs.

Certain prior year amounts have been reclassified to conform to the current year presentation.

                           UNITED PARCEL SERVICE, INC.
                      SELECTED OPERATING DATA - YEAR-TO-DATE

                                                     Twelve Months Ended
                                                          December 31,                   Change
                                                    ----------------------        ------------------
                                                      2004           2003           $             %
                                                    -------        -------        -----          ---
REVENUE (IN MILLIONS):
U.S. domestic package:
   Next day air                                     $ 6,040        $ 5,580        $ 460          8.2%
   Deferred                                           3,161          2,982          179          6.0%
   Ground                                            17,409         16,460          949          5.8%
                                                    -------        -------        -----
      Total U.S. domestic package                    26,610         25,022        1,588          6.3%
International package:
   Domestic                                           1,346          1,134          212         18.7%
   Export                                             4,944          4,001          943         23.6%
   Cargo                                                472            426           46         10.8%
                                                    -------        -------        -----
      Total International package                     6,762          5,561        1,201         21.6%
Non-package:
    UPS Supply Chain Solutions                        2,346          2,126          220         10.3%
    Other                                               864            776           88         11.3%
                                                    -------        -------        -----
       Total Non-package                              3,210          2,902          308         10.6%
                                                    -------        -------        -----
Consolidated                                        $36,582        $33,485        $3,097         9.2%
                                                    =======        =======        ======

Memo: Gross revenue
     UPS Supply Chain Solutions                     $ 4,983        $ 4,337        $ 646         14.9%

Consolidated volume (in millions)                     3,591          3,437          154          4.5%

Operating weekdays                                      254            252

AVERAGE DAILY PACKAGE VOLUME (IN THOUSANDS):
U.S. domestic package:
   Next day air                                       1,194          1,185            9          0.8%
   Deferred                                             910            918           (8)        -0.9%
   Ground                                            10,676         10,268          408          4.0%
                                                    -------        -------        -----
      Total U.S. domestic package                    12,780         12,371          409          3.3%
International package:
   Domestic                                             815            786           29          3.7%
   Export                                               541            481           60         12.5%
                                                    -------        -------        -----
      Total International package                     1,356          1,267           89          7.0%
                                                    -------        -------        -----
Consolidated                                         14,136         13,638          498          3.7%
                                                    =======        =======        =====

AVERAGE REVENUE PER PIECE:
U.S. domestic package:
   Next day air                                     $ 19.92        $ 18.69        $1.23          6.6%
   Deferred                                           13.68          12.89         0.79          6.1%
   Ground                                              6.42           6.36         0.06          0.9%
      Total U.S. domestic package                      8.20           8.03         0.17          2.1%
International package:
   Domestic                                            6.50           5.73         0.77         13.4%
   Export                                             35.98          33.01         2.97          9.0%
      Total International package                     18.26          16.08         2.18         13.6%
Consolidated                                        $  9.16        $  8.77        $0.39          4.4%
                                                    =======        =======        =====

Certain prior year amounts have been reclassified to conform to the current year presentation.